UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2014

iTALK INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54664	20-5302617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2400 W. Cypress Creek Road, Suite 111, Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)
(877) 652-3834
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant.

On September 19, 2014, Italk, Inc., a Nevada corporation (the “Company”), engaged Terry L. Johnson, CPA (“TLJ”), as the Company’s independent registered public accounting firm for the year ending August 31, 2014. During the Company’s two most recent fiscal years and any subsequent interim period preceding such engagement, we have not previously consulted with TLJ on the application of accounting principles to a specified transaction, or on the type of audit opinion that might be rendered on our financial statements, or any other matter that may have been the subject of a disagreement between the Company and Liggett, Vogt & Webb, P.A. (“LVW”) or was a reportable event.

In connection with the resignation of LVW on September 1, 2014, the Company subsequently informed LVW of its engagement of TLJ on September 19, 2014 and the Company’s acceptance of its resignation as the Company’s independent registered public accounting firm effective upon its notice of resignation. The decision to engage TLJ as the Companies independent registered public accounting firm was approved by the Board of Directors upon completion of a review process.

LVW’s report on the Company’s financial statements for the fiscal year ended August 31, 2013 did not contain an adverse opinion or a disclaimer of opinion, except that the report included an explanatory paragraph relating to an uncertainty as to the Company’s ability to continue as a going concern.  The report was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended August 31, 2013, and through September 1, 2014, there was no (i) disagreement with LVW on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of LVW, would have caused it to make reference to the matter in connection with its report or (ii) reportable event (as described in paragraph (a)(1)(v) of Item 304 0f Regulation S-K.

The Company has provided LVW with the disclosure made herein and has requested that LVW furnish a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of LVW’s letter is included as an Exhibit to this report.

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits

16.1	Letter of Liggett, Vogt & Webb, P.A.

 SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iTALK INC.

Dated: September 22, 2014	By:	/s/ David F. Levy
Name: David F. Levy
Title: President